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                                                                    Exhibit 23.0

Auditors Consent



                                 CONSENT OF INDEPENDENT AUDITORS


Eggleston Smith P.C.
603 Pilot House Drive, Suite 400
Newport News, Virginia  23606


Board of Directors
Bay Banks of Virginia, Inc.


   We consent to the incorporation by reference in this Annual Report on Form 10-K of our report dated January 29, 2001, relating to the consolidated financial statements of Bay Banks of Virginia, Inc. as of December 31, 2000 and 1999, and for each of the years in the three-year period ended
December 31, 2000.

                            EGGLESTON SMITH P.C.



Newport News, Virginia
March 29, 2001